Exhibit 10.1

REGISTERED BORROWER LOAN AGREEMENT

This Registered Borrower Loan Agreement (this “Agreement”) is made and entered into between you and IOU Central Inc. (“IOU Central,” “we” or “us”). “You” as used in this Agreement refers to you as a registered borrower.

This Agreement governs the registered borrower loan you will obtain through our Internet-based loan marketplace (the “loan marketplace”) if you choose to accept bids on your posting, either manually or using the Auto-Fund feature of the loan marketplace. As described in the Borrower Registration Agreement, your registered borrower loan will be funded by us with the proceeds of Borrower Payment Dependent Notes (the “Notes”) purchased by registered lenders that are designated to fund your corresponding registered borrower loan. You should read this Agreement carefully and print a copy for your records.

By signing electronically below, you agree to (i) comply with the terms and provisions of this Agreement, (ii) borrow and repay your registered borrower loan, (iii) transact business with us electronically, and (iv) have any dispute with us resolved by binding arbitration.

1. Registered Borrower Loan Terms. Your registered borrower loan will have a principal balance between $1,000 and $25,000, in the specific amount of registered lender bids you receive on your posting and accept, either manually or using the Auto-Fund feature of the loan marketplace. However, in no event will the principal amount of your registered borrower loan exceed the maximum loan amount determined by our automated underwriting process. Your registered borrower loan will have a fixed interest rate and a fixed term of one, two or three years, as determined by you and set forth in your posting. The fixed interest rate will be a blended rate based on the weighted average of the principal amount and interest rate set forth in registered lender bids accepted by you for your registered borrower loan. You may prepay your registered borrower loan at any time without penalty. In the event of a partial prepayment, we will reduce the outstanding principal balance of your registered borrower loan by the amount of the partial prepayment but we will not recalculate your amortization schedule. This means that your monthly payment will remain the same and your registered borrower loan will be repaid prior to the original maturity date. Your obligations, including your obligation to repay principal and interest, are set forth in this Agreement and in the promissory note you will make to us as described in Section 2.

For additional information regarding the terms of your registered borrower loan, please see the disclosures provided to you at [LINK TO DISCLOSURES].

2. Registered Borrower Loan Funding and Closing. Your registered borrower loan will be funded by us with the proceeds of Notes purchased by registered lenders that correspond to your registered borrower loan. As described in the Borrower Registration Agreement, registered lenders bid the amount they are willing to commit to the purchase of a Note that is dependent for payment on payments we receive on your registered borrower loan and the interest rate they are willing to accept. A “bid” is a registered lender’s commitment to purchase a Note from us in the principal amount and at the interest rate set forth in the registered lender’s bid. For a detailed description of the Notes, please refer to the Prospectus which is available at [LINK TO PROSPECTUS].

You acknowledge that a registered lender’s bid is a commitment to purchase a Note from us corresponding to all or a portion of your registered borrower loan and does not confer any rights to you. You understand that individual registered lenders make their own decisions whether to make a bid on your posting and commit funds to purchase a Note from us. We may also participate in the loan marketplace as a registered lender and may make bids on postings, but we are not obligated to do so.

You acknowledge that if you accept bids reflecting full or partial funding of your registered borrower loan, either manually or using the Auto-Fund feature of the loan marketplace, you will execute and be bound by the terms set forth in the form of non-negotiable promissory note attached as Exhibit A to this Agreement. You agree to execute multiple promissory notes if we request you to do so, provided that the aggregate principal amount of such promissory notes will equal the total amount of your registered borrower loan. If you elect to Auto-Fund your registered borrower loan, we will execute the related promissory note on your behalf pursuant to the power of attorney granted to us in Section 5.

You authorize us to disburse registered borrower loan proceeds to you by crediting your IOU Central account that was created during the new user registration process. At your request, we will transfer available funds from your IOU Central account to your designated and verified bank account by Automated Clearing House (“ACH”) transfer.

BY ELECTRONICALLY SIGNING THIS AGREEMENT, YOU ARE COMMITTING TO OBTAIN A REGISTERED BORROWER LOAN FROM US IN THE AMOUNT AND ON THE TERMS SET FORTH IN THIS AGREEMENT AND THE RELATED PROMISSORY NOTE, AND THE DISCLOSURES PROVIDED TO YOU IN CONNECTION WITH YOUR REGISTERED BORROWER LOAN. YOU HAVE NO RIGHT TO RESCIND THE REGISTERED BORROWER LOAN ONCE MADE BUT YOU MAY PREPAY THE REGISTERED BORROWER LOAN AT ANY TIME WITHOUT PENALTY.

WE WILL NOT DISBURSE ANY PROCEEDS TO YOU FOR YOUR REGISTERED BORROWER LOAN UNLESS AND UNTIL SUFFICIENT PROCEEDS ARE RECEIVED BY US FROM REGISTERED LENDERS PURCHASING NOTES CORRESPONDING TO YOUR REGISTERED BORROWER LOAN.

3. Making Your Registered Borrower Loan Payments. Unless you elect to make payments by check (or otherwise), you authorize us and our successors and assigns to debit your designated bank account by ACH transfer for the amount of each payment of principal and interest due on each due date pursuant to the authorization attached as Exhibit B to this Agreement. This authorization does not affect your obligation to pay when due all amounts payable on your registered borrower loan, whether or not there are sufficient funds therefore in such bank account. The foregoing authorization is in addition to, and not in limitation of, any rights to setoff we may have as described in Section 16 of the Borrower Registration Agreement. With regard to payments made by automatic withdrawal, you have the right to stop payment of automatic withdrawals or revoke your prior authorization for automatic

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withdrawals by notifying your financial institution at least three banking days before the schedule date of transfer. You must notify us of the exercise of your right to stop a payment or revoke your authorization for automatic withdrawals at least three banking days before the scheduled date of transfer. All payments are to be applied first to the payment of all fees, expenses and other amounts due (excluding principal and interest), then to accrued interest, and then to outstanding principal, provided that after an Event of Default (as defined below), payments will be applied to your obligations as we determine in our sole discretion.

If you elect to make payments by check (or otherwise) of principal and interest due on each due date, we will charge you a $10 check processing fee for each such payment.

4. Fees. As provided in the Borrower Registration Agreement, we will deduct a non-refundable origination fee from the proceeds of your registered borrower loan, so the loan proceeds delivered to you will be less than the full amount of your registered borrower loan. You acknowledge that the origination fee will be considered part of the principal on your registered borrower loan and is subject to the accrual of interest. In addition, you agree to pay a fee of $15 (or, if less, the maximum amount permitted by the state in which you reside) if ACH transfers or checks are returned or fail due to insufficient funds in your bank account or for any other reason. Each attempt to collect a payment is considered a separate transaction, so an unsuccessful payment fee will be assessed for each failed attempt. The financial institution that holds your bank account may assess its own fee in addition to the fee we assess. If any payment is more than 15 days late, we may charge a late fee in an amount equal to the greatest of 5.0% of the outstanding payment, or $15 (or, if less, the maximum amount permitted by the state in which you reside). We will charge only one late fee on each late payment. The fees may be collected using ACH transfers initiated by us from your designated bank account. Any such late fee assessed is immediately due and payable. Any payment received after 6:00 p.m. (New York City time) on a banking day is deemed received on the next succeeding banking day.

In addition, if you elect to make payments by check (or otherwise) of principal and interest, we will charge you a $10 check processing fee as described in Section 3.

5. Power of Attorney. As a condition to using the Auto-Fund feature of the loan marketplace, you hereby grant us a limited power of attorney and appoint us and/or our designees as your true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for you and in your name, place and stead, in any and all capacities, to complete and execute a promissory note representing in the aggregate the total principal amount you accept and the terms of each registered borrower loan made to you by us in accordance with the disclosure made to you about such registered borrower loan (see the disclosures at [LINK TO DISCLOSURES]), with the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such power as fully to all intents and purposes as you might or could do in person (“Power of Attorney”). This Power of Attorney is limited solely to the purpose described above and will expire automatically upon the earlier of (a) the execution of the promissory note by us on your behalf or (b) the termination or expiration of your posting on the loan marketplace. You may revoke the Power of Attorney at any time before the promissory note is executed on your behalf and the funds representing your registered borrower loan proceeds are transferred

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to your designated account by contacting us in accordance with Section 10. Once the promissory note has been signed by us acting as your attorney-in-fact, however, it is deemed executed on your behalf and shall be your valid and binding obligation thereafter. If you elect to use the Auto-Fund feature of the loan marketplace and you revoke the Power of Attorney prior to execution of the promissory note, we will be unable to proceed with processing your registered borrower loan request and your pending registered borrower loan will be considered withdrawn. In such event, we will remove any postings you have made on the loan marketplace for which you have elected to use the Auto-Fund feature of the loan marketplace, and you may be prohibited from making additional postings in the future in our sole discretion.

6. Other Registered Borrower Obligations. You agree that you will not, in connection with your participation as a registered borrower on the loan marketplace, including, without limitation, in connection with your registered borrower loan, (a) make any false, misleading or deceptive statements or omissions of material fact, (b) misrepresent your identity or describe, present or portray yourself as a person other than yourself, (c) give to or receive from, or offer or agree to give to or receive from, any registered lender or other person any fee, bonus, additional interest, kickback or thing of value of any kind in exchange for such person’s bid, recommendation, or offer or agreement to bid on or recommend your posting, (d) represent yourself to any person as a representative, employee, or agent of ours, or purport to speak to any person on our behalf, or (e) provide in your posting or in communications on the loan marketplace related to your posting, information upon which a discriminatory lending decision may be made, such as your race, color, religion, national origin, sex or age. You acknowledge and agree that we may rely without independent verification on the accuracy, authenticity, and completeness of all information you provide to us. In addition, you certify that the proceeds of your registered borrower loan will not be used for the purpose of purchasing or carrying any securities or to fund any illegal activity.

7. Loan Servicing. You acknowledge and agree that we shall serve as the loan servicer for any and all registered borrower loans you receive but that we may delegate servicing to another entity. As loan servicer, we will administer and collect on your registered borrower loans. We will maintain the promissory note representing your registered borrower loan in electronic form and will make such promissory note available to you for review on the loan marketplace.

8. Default and Termination. You will be deemed to be in default on your registered borrower loan if you (a) fail to pay timely any amount due on your registered borrower loan, (b) file or have instituted against you any bankruptcy or insolvency proceedings or make any assignment for the benefit of creditors, (c) die, (d) commit fraud or make any material misrepresentation in this Agreement and the related promissory note, your loan request, or any other documents, applications or related materials delivered to us in connection with your registered borrower loan, or (e) fail to abide by the terms of this Agreement (each, an “Event of Default”).

Upon the occurrence of an Event of Default, we may exercise all remedies available to us under applicable law and this Agreement and the related promissory note, including, without limitation, (i) demand that you immediately pay all amounts owed on your registered

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borrower loan obtained pursuant to this Agreement, and (ii) terminate this Agreement. Notwithstanding the preceding sentence, any registered borrower loans that you obtain prior to the effective date of termination of this Agreement resulting from other postings you make on the loan marketplace shall remain in full force and effect in accordance with their terms.

9. Collection and Reporting Delinquent Registered Borrower Loans. We reserve the right to report registered borrower loan payment delinquencies in excess of 30 days to one or more consumer reporting agencies in accordance with applicable law.

10. Communications. You agree not to communicate with registered lenders who purchase Notes that are dependent for payment on payments we receive on your corresponding registered borrower loan except anonymously and publicly through your posting on the loan marketplace. Subject to Section 18, you agree to send any inquiries, requests for deferment or forbearance, or other communications regarding your registered borrower loan, including any revocation of the power of attorney set forth in Section 5, by e-mail to customersupport@ioucentral.com, or by regular mail to IOU Central Inc., 1255 Roberts Boulevard, Suite 116, Kennesaw, GA 30144, Attention: Operations Department.

11. Authority. You warrant and represent that you have the legal competence and capacity to execute and perform this Agreement.

12. Privacy Notice. The IOU Central Privacy Notice attached as Exhibit C to this Agreement is incorporated by reference into this Agreement.

13. NO GUARANTEE. WE DO NOT WARRANT OR GUARANTEE THAT WE WILL RECEIVE SUFFICIENT PROCEEDS FROM REGISTERED LENDERS PURCHASING NOTES CORRESPONDING TO YOUR REGISTERED BORROWER LOAN TO FULLY FUND YOUR REGISTERED BORROWER LOAN.

14. NO WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, WE MAKE NO REPRESENTATIONS OR WARRANTIES TO YOU, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

15. LIMITATION ON LIABILITY. THIS AGREEMENT IS FULLY SUBJECT TO ALL DISCLAIMERS AND LIMITATIONS ON LIABILITY SET FORTH IN THE TERMS OF USE OF THE LOAN MARKETPLACE AND THE POLICIES POSTED ON THE LOAN MARKETPLACE, AS MAY BE AMENDED BY US IN OUR SOLE DISCRETION (THE “IOU CENTRAL TERMS AND CONDITIONS”).

16. Entire Agreement. This Agreement and any related promissory note represent the entire agreement between you and us regarding the subject matter hereof and supersede any and all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between us with respect to your registered borrower loan.

17. CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES. THIS AGREEMENT IS FULLY SUBJECT TO YOUR CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES, WHICH CONSENT IS SET FORTH IN EXHIBIT D ATTACHED TO THE BORROWER REGISTRATION AGREEMENT, AND THE IOU CENTRAL TERMS AND CONDITIONS.

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18. Notices. You agree that we can send you any and all notices and other communications related to this Agreement and your registered borrower loan by sending an e-mail to your registered e-mail address or posting the notice or communication to the loan marketplace, and notice or communication shall be deemed to have been duly given and effective when we send it or post it on the loan marketplace. You acknowledge that you have sole access to the registered e-mail account and your “My IOU” page on the loan marketplace and that communications from us may contain sensitive, confidential and collections-related communications. If your registered e-mail address changes, you must notify us immediately of the change by sending an e-mail to customersupport@ioucentral.com, or by calling 1-866-217-8564. You also agree to promptly update your registered address and telephone number on the loan marketplace if they change.

19. Miscellaneous. The parties acknowledge that there are no third party beneficiaries to this Agreement. You may not assign, transfer, sublicense or otherwise delegate your rights under this Agreement to another person without our prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this Section 19 shall be null and void. This Agreement shall be governed by the laws of the State of Delaware without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction. Any waiver of a breach of any provision of this Agreement will not be a waiver of any other subsequent breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If at any time after the date of this Agreement any of the provisions of this Agreement shall be held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality and unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement.

20. Arbitration.

(a) Either party to this Agreement, or IOU Central at its sole election, may require that the sole and exclusive forum and remedy for resolution of a Claim (as defined below) be final and binding arbitration pursuant to this Section 20 (the “Arbitration Provision”), unless you opt-out as provided in Section 20(b) below. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of this Agreement, any loan request, posting or promissory note, the loan marketplace, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including, without limitation (except to the extent provided otherwise in the last sentence of Section 20(f) below), the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract, tort (intentional or otherwise), a constitution, statute, common law, or principles of equity, or otherwise. Claims include matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

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(b) You may opt out of this Arbitration Provision for all purposes by sending an arbitration opt-out notice to IOU Central Inc., 1255 Roberts Blvd. Suite 116, Kennesaw, GA 30144, Attention: Operations Department, that is received at the specified address within 30 days of the date of your electronic acceptance of the terms of this Agreement. The opt-out notice must clearly state that you are rejecting arbitration, identify the Agreement to which it applies by date, provide your name, address, and social security number, and be signed by you. You may send the opt-out notice in any manner you see fit as long as it is received at the specified address within the specified time. No other methods can be used to opt-out of this Arbitration Provision. If the opt-out notice is sent on your behalf by a third party, such third party must include evidence of his or her authority to submit the opt-out notice on your behalf.

(c) The party initiating arbitration shall do so with the American Arbitration Association (AAA) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

(d) If we elect arbitration, we shall pay all of the administrator’s filing costs and administrative fees (other than hearing fees). If you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. We shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that we pay them and we agree to do so. Each party shall bear the expense of its own attorneys’ fees, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary in this Arbitration Provision.

(e) Within 30 days of a final award by the arbitrator, any party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, any opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (“FAA”), and may be entered as a judgment in any court of competent jurisdiction.

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(f) We agree not to invoke our right to arbitrate an individual Claim you may bring in small claims court or an equivalent court, if any, so long as the Claim is pending only in that court. NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT. Unless consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (i) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party, or (ii) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this Section 20(f), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this Section 20(f) shall be determined exclusively by a court and not by the administrator or any arbitrator.

(g) This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

(h) This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties and/or IOU Central, (ii) the bankruptcy or insolvency of any party or other person, and (iii) any transfer of any registered borrower loan or promissory note which you owe, or any amounts owed on such loans or notes, to any other person or entity. If any portion of this Arbitration Provision other than Section 20(f) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If an arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in Section 20(f) are finally adjudicated pursuant to the last sentence of Section 20(f) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE OR JURY, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT BEFORE A JUDGE OR JURY UPON ELECTION OF ARBITRATION BY ANY PARTY.

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EXHIBIT A

IOU CENTRAL INC.

FORM OF NON-NEGOTIABLE PROMISSORY NOTE

Registered borrower name and address:
(not visible to registered lenders)

$

            , 200

For value received, I (“Borrower”) promise to pay to the order of IOU Central Inc., or any subsequent holder (“you” or the “Lender”) of this Promissory Note (the “Note”), the principal sum of $         with interest as set forth below. I intend to be legally bound by this Note. I have read, understood, and agreed to all of the terms of this Note.

Interest. Interest will be charged daily on the unpaid principal until the full amount of principal has been paid. The Borrower will pay interest at a yearly rate of     %. The interest rate required is the rate the Borrower will pay both before and after any default, except to the extent limited by applicable law. Because the Borrower will pay interest on the actual balance each day, the interest the Borrower will pay will be higher if any payments are made later than scheduled, and lower if any payments are made earlier than scheduled.

The Truth in Lending Act disclosures below are incorporated in and made part of this Note.

TRUTH in LENDING ACT

ANNUAL PERCENTAGE RATE	FINANCE CHARGE	AMOUNT FINANCED	TOTAL OF PAYMENTS
The cost of the Borrower’s credit as a yearly rate.	The dollar amount the credit will cost the Borrower.	The amount of credit provided to the Borrower or on his or her behalf.	The amount the Borrower will have paid after all payments as scheduled.

%	$	$	$

Late Charge: If the Borrower fails to make all or any part of a scheduled installment on or before the 15th day after its scheduled due date, the Lender will charge a late fee in an amount equal to the greater of 5.0% of the outstanding payment or $15 (or, if less, the maximum amount permitted by law in the state where the Borrower resides). See “Fees and Charges” below for more information.

Prepayment: If the Borrower pays the Note early, there will be no penalty. See “Prepayments and Partial Payments” below for more information.

Other Terms: See the other terms and conditions of this Note for additional information about nonpayment, default, the right to accelerate the maturity of the obligation, and prepayment provisions.

Payment Schedule
Number of Payments	Amount of Payments	When Payments are Due
	$	The first payment is due: . Each subsequent monthly payment is due on the same day of each month beginning: .

Itemization of Amount Financed of $
Amount given to Borrower(s):
Amount paid on Borrower(s)’ behalf:	$	Paid to:
Origination fee of:	$

Payments. Principal and interest are to be paid during and throughout the periods of [12][24][36] months in the following manner:

Payments of principal and interest in the amount of $         are to be made by the Borrower to the Lender commencing on             , 200  , and on the same day of each successive month thereafter until             , 200  , when the full amount of unpaid principal, together with unpaid accrued interest, is due and payable. If the monthly anniversary is on the 29th, 30th, or 31st of the month and the following month does not have a 29th, 30th, or 31st day, the monthly payment will be due on the last day of the month in which the payment was due. The last payment might be of a slightly different amount to adjust for rounding.

The Borrower may make a payment by personal check by contacting support@ioucentral.com or by sending a check by regular mail at IOU Central, 1255 Roberts Blvd Suite 116 Kennesaw, GA 30144, Attention: Loan Processing Department.

All payments on this Note are to be made in immediately available lawful money of the United States. Unless the Borrower elects to make payments by check (or otherwise), the Borrower authorizes the Lender to debit the Borrower’s designated deposit account by Automated Clearing House (“ACH”) transfer for the amount of each payment due on each due date. With regard to payments made by automatic withdrawal, the Borrower has the right to stop payment of automatic withdrawals or revoke the Borrower’s prior authorization for automatic withdrawals by notifying the Borrower’s financial institution at least three banking days before the scheduled date of transfer.

If the Borrower elects to make payments by check (or otherwise) of principal and interest due on each due date, the Lender will charge a $10 check processing fee for each such payment.

The Borrower will notify the Lender of the exercise of the Borrower’s right to stop a payment or revoke the Borrower’s authorization for automatic withdrawals at least three banking days before the scheduled date of transfer. All payments are to be applied first to the payment of all fees, expenses and other amounts due to the Lender (excluding principal and interest), then to accrued interest, and then to outstanding principal; provided, however, that after an Event of Default (as defined below), payments will be applied to the Borrower’s obligations as the Lender determines in its sole discretion.

Fees and Charges. A non-refundable origination fee paid by the Borrower to IOU Central Inc. in the amount and on the terms set forth in the Borrower Registration Agreement will be deducted from the Borrower’s registered borrower loan proceeds, so the loan proceeds delivered to the Borrower will be less than the full amount of the Borrower’s registered borrower loan. The Borrower acknowledges that the origination fee will be considered part of the principal of the Borrower’s registered borrower loan and is subject to the accrual of interest. The Borrower agrees to pay a fee of $15 (or, if less, the maximum amount permitted by the state in which the Borrower resides) if ACH transfers or checks are returned or fail due to insufficient funds in the Borrower’s deposit account or for any other reason. The Borrower acknowledges that the financial institution that holds the Borrower’s designated deposit account may charge a fee in addition to this fee. Each attempt to collect a payment is considered a separate transaction, so an unsuccessful payment fee will be assessed for each failed attempt. If the Borrower’s payment is more than 15 days late, the Lender will charge a late fee in an amount equal to the greater of 5.0% of the outstanding payment or $15 (or, if less, the maximum amount permitted by law in the state in which the Borrower resides). The Lender will charge only one late fee on each late payment. These fees may be collected using ACH transfers initiated by the Lender from the Borrower’s designated deposit account. Any such late fee assessed is immediately due and payable. Any payment received after 6:00 p.m. (New York City time) on a banking day is deemed received on the next succeeding banking day.

Prepayments and Partial Payments. The Borrower may make any payment early, in whole or in part, without penalty or premium at any time. Any partial prepayment is to be applied against the principal amount outstanding and does not reduce or postpone the due date of any subsequent monthly installments, unless the Lender otherwise agrees in writing. If the Borrower prepays this Note in part, the Borrower agrees to continue to make regularly scheduled payments until all amounts due under this Note are paid in full. The Lender may accept late payments or partial payments, even though marked “paid in full,” without losing any rights under this Note.

Use of Funds. The Borrower certifies that the proceeds of the registered borrower loan will not be used for the purpose of purchasing or carrying any securities or to fund any illegal activity.

Default. The Borrower will be deemed in default of the Borrower’s obligations under this Note if the Borrower (i) fails to pay timely any amount due under this Note, (ii) files or has instituted against the Borrower any bankruptcy or insolvency proceedings or makes any assignment for the benefit of creditors, (iii) dies, (iv) commits fraud or makes any material misrepresentation in this Note, or (v) fails to abide by the terms of this Note (each, an “Event of Default”).

Upon the occurrence of an Event of Default, the Lender may exercise all remedies available to it under applicable law, including, without limitation, demand that the Borrower immediately pay all amounts due under this Note. The Lender reserves the right to report registered borrower loan payment delinquencies at or in excess of 30 days to one or more consumer reporting agencies in accordance with applicable law. The Borrower agrees to pay all costs of collecting any delinquent payments, including, without limitation, costs of any third party collection agency and reasonable attorneys’ fees, as permitted by applicable law.

Credit Reporting. The Borrower agrees and hereby authorizes the Lender to obtain credit reports on the Borrower at any time before this Note is paid in full. The Borrower also agrees that the Lender may report the Borrower’s performance and disclose any default by the Borrower under this Note, along with any other relevant information, to credit reporting agencies.

Miscellaneous. This Note is not negotiable. Notwithstanding the foregoing, the Lender may assign this Note without notice to the Borrower. The Borrower may not assign this Note without the prior written consent of the Lender. This Note inures to the successors, permitted assigns, heirs and representatives of each of the Borrower and the Lender.

The Borrower hereby waives demand, notice of non-payment, protest, and all other notices or demands whatsoever, and hereby consents that without notice to and without releasing the liability of any party, the obligations evidenced by this Note may from time to time, in whole or part, be renewed, extended, modified, accelerated, compromised, settled or released by the Lender.

Any changes to this Note must be in writing signed by each of the Borrower and the Lender. Notices will be mailed electronically to the addresses provided.

Controlling Law. This Note has been executed and delivered in the State of              and is deemed a contract made under such state’s law. The provisions of this Note will be governed by federal laws and the laws of the State of              to the extent not preempted, without regard to any principle of conflicts of law. The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.

STATE LAW NOTICES

[State-specific disclosures to be dynamically populated depending upon registered borrower’s state of residence.]

Alabama Notice:

CAUTION – IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT BEFORE YOU SIGN IT.

Arizona Notice:

Notice:	You may request that the initial disclosures prescribed in the Truth-in-Lending Act (15 United States Code section 1601 through 1666) be provided in Spanish before signing any loan documents.

Used puede solicitar que las revelaciones initiales prescribidas en lay ley de veracidad de prestamo (Truth-in-Lending Act) (15 United States Codes section 1601 through 1666) sean suministradas a usted en Espanol antes que firme los documentos de prestamo.

California Notice:

Notwithstanding any provision in this agreement to the contrary, I have the right to make payment in advance and in any amount at any time

No broker has been used in the making of this loan.

This loan is made pursuant to the California Finance Lenders Law, Division 9 (commencing with Section 22000 of the Financial Code).

IOU Central, Inc. holds California Finance Lenders License # 603 E394

FOR INFORMATION CONTACT THE DEPARTMENT OF

CORPORATIONS, STATE OF CALIFORNIA.

Connecticut Notice:

This Office is Licensed by

The Commissioner of Banking

260 Constitution Plaza

Hartford, Connecticut 06103

Florida Notice:

Florida documentary stamp tax in the amount required by law has been paid or will be paid directly to the Department of Revenue. Certificate of Registration No.             .

Georgia Notice:

NOTICE TO CONSUMER

(a) Do not sign this agreement if it contains any blank spaces.

(b) You are entitled to an exact copy of all papers you signed.

(c) You have the right at any time to pay in advance the full amount due under this agreement and under certain conditions to obtain a partial refund of the interest charges.

(d) If credit life insurance is required, you have the right to purchase either level term life insurance or reducing term life insurance coverage.

(e) You are not required to purchase noncredit insurance as a condition of obtaining this loan.

Illinois Notice:

This is a simple interest contract. Interest will be charged daily on the unpaid principal until the full amount of principal has been paid. There are no unearned finance charges.

Iowa Notice:

NOTICE TO THE CONSUMER: (1) Do not sign this paper before you read it. (2) You are entitled to a copy of this paper. (3) You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with law.

Kansas Notice:

You agree that this Note is governed by Federal law and the laws of Kansas (including the finance charge provisions and the other provisions of the Kansas Uniform Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 through 16a-9-102).

NOTICE TO CONSUMER: 1. Do not sign this agreement before you read it. 2. You are entitled to a copy of this agreement. 3. You may prepay the unpaid balance at any time without penalty.

Kentucky Notice:

Notwithstanding the provisions of the GOVERNING LAW paragraph above to the contrary, I agree that this Agreement is governed by the laws of the Georgia. I understand that IOU Central, Inc. is a Delaware corporation whose principal place of business is in Georgia, that this Note will not be effective until accepted by you at your place of business in Georgia, that the loan proceeds will be disbursed from Georgia and that your performance under the Note involves your sending payments due hereunder to me in Georgia.

Maryland Notice:

I and you agree that this Note is governed by Subtitle 10 of Title 12 of the Commercial Law Article of the Annotated Code of Maryland.

Minnesota Notices:

Notwithstanding the provisions of the GOVERNING LAW paragraph above to the contrary, I agree that this Agreement is governed by the laws of the Georgia. I understand that IOU Central, Inc. is a Delaware corporation whose principal place of business is in Georgia, that this Note will not be effective until accepted by you at your place of business in Georgia, that the loan proceeds will be disbursed from Georgia and that your performance under the Note involves your sending payments due hereunder to me in Georgia.

Missouri Notice:

Oral Modifications. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

New Hampshire Notice:

Notwithstanding anything in this Note, if I prevail in any action, suit or proceeding you bring or in an action I bring, reasonable attorneys’ fees shall be awarded to me. Further, if I successfully assert a partial defense, setoff, recoupment or counterclaim to an action brought by you, the court may withhold from you the entire amount or such portion of the attorneys’ fees as the court deems appropriate.

North Carolina Notice:

This loan is regulated by the provisions of Chapter 53, Article 15 of the North Carolina General Statutes.

Ohio Notice:

This Note is made in reliance on the provisions of sections 1321.51 to 1321.60 of the Ohio Revised Code.

Pennsylvania Notice:

This is a contract under seal and may be enforced under 42 Pa. C.S. § 5529(b) (relating to twenty year limitation).

South Dakota Notice:

I have no contractual right under this Note to extend payments or maturity of the loan. I also have no right to refinance the Note.

Any improprieties in making this loan or in loan practices may be referred to:

South Dakota Department of Revenue and Regulation

Division of Banking

217 1/2 West Missouri Avenue

Pierre, South Dakota 57501-4590

Phone: (605) 773-3421

Fax: (605) 773-5367

Texas Disclosure:

I give up (waive) my common law rights to receive notice of intent to accelerate and notice of acceleration. This means that I give up the right to receive notice that you intend to demand that I pay all that I owe on this Note at once (accelerate) and notice that you have accelerated.

IOU Central, Inc. is licensed and examined under the laws of the State of Texas and by state law is subject to regulatory oversight by the Office of Consumer Credit Commissioner. Any consumer wishing to file a complaint against IOU Central, Inc. should contact the Office of Consumer Credit Commissioner through one of the means indicated below:

In Person or U.S. Mail: 2601 North Lamar Boulevard, Austin, Texas 78705-4207. Telephone No.: (800) 538- 1579. Fax No.: (512) 936-7610. E-mail: consumer.complaints@occc.state.tx.us. Website: www.occc.state.tx.us.

Utah Credit Reporting Notice:

As required by Utah law, you are hereby notified that a negative credit report reflecting on your credit record may be submitted to a credit reporting agency if you fail to fulfill the terms of your credit obligations.

Washington Disclosure:

If this credit transaction is entered into for a commercial or business purpose, the following notice applies:

Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

West Virginia Notice:

The provisions of this Note for me to costs and expenses in enforcing this Note are void.

Wisconsin Notice:

I recognize that this debt is incurred as a family obligation under Wisconsin law and that my marital property may be subject to liability under this obligation. I have not entered into a marital property agreement that will adversely affect your interest in the Note. I understand that Wisconsin law requires that my spouse be given notice of this obligation. [Borrower’s signature]

NOTICE TO CUSTOMER

(a)	DO NOT SIGN THIS BEFORE YOU READ THE ENTIRE AGREEMENT, EVEN IF OTHERWISE ADVISED.

(b)	DO NOT SIGN THIS IF IT CONTAINS ANY BLANK SPACES.

(c)	YOU ARE ENTITLED TO AN EXACT COPY OF ANY AGREEMENT YOU SIGN.

(d)	YOU HAVE THE RIGHT AT ANY TIME TO PAY IN ADVANCE THE UNPAID BALANCE DUE UNDER THIS AGREEMENT AND YOU MAY BE ENTITLED TO A PARTIAL REFUND OF THE FINANCE CHARGE.

EXHIBIT B

IOU CENTRAL INC.

AUTHORIZATION FOR ELECTRONIC DEBITS

PAYOR’S AUTHORIZATION:

I (we) acknowledge that this Authorization for Electronic Debits (this “Authorization”) is provided for the benefit of the Payee (identified herein) and my (our) Financial Institution (identified herein) and is provided in consideration of my (our) Financial Institution agreeing to process debits against my (our) Account (identified herein).

I (we) warrant and guarantee that all persons whose signatures are required to sign on this Account have signed this Authorization, either manually or by electronic signature.

I (we) hereby authorize the Payee to draw on my (our) Account with my (our) Financial Institution the lump sum payment due on each due date on the registered borrower loan I (we) owe under the Registered Borrower Loan Agreement and the related Promissory Note(s) which I (we) entered into with the Payee, including for the following purposes:

•	Repaying the principal and interest due on each due date; and

•	Paying any insufficient fund fees, late payment fees, default fees, and any other applicable fees.

I (we) acknowledge that provision and delivery of this Authorization to the Payee constitutes delivery by me (us) to my (our) Financial Institution. Any delivery of this Authorization to you constitutes delivery by me (us).

I (we) certify that all information provided with respect to my (our) Account is accurate and I (we) undertake to inform the Payee, in writing, of any change in the Account information provided in this Authorization prior to the next payment due date.

I (we) acknowledge that my (our) Financial Institution is not required to verify that any payment was issued in accordance with the particulars of this Authorization, including, without limitation, the amount of any payment.

I (we) acknowledge that my (our) Financial Institution is not required to verify that any purpose of payment for which any payment was debited has been fulfilled by the Payee as a condition to honoring the pre-authorized debit issued or caused to be issued by the Payee on my (our) Account.

Revocation of this Authorization does not terminate any contract for goods and services that exists between me (us) and the Payee. This Authorization applies only to the payment method and does not otherwise have any bearing on the contract for goods or services exchanged.

I (we) understand that I (we) may dispute a pre-authorized debit if (i) the pre-authorized debit was not drawn in accordance with this Authorization or (ii) this Authorization was revoked. I (we) acknowledge that, in order to be reimbursed, a declaration to the effect that either (i) or (ii) above took place, must be completed and presented to the branch of my (our) Financial Institution up to and including 90 calendar days in the case of a “personal/household” pre-authorized debit, after the date on which the payment in dispute was posted to my (our) Account. I (we) acknowledge that a claim on the basis that my (our) authorization was revoked, or any other reason, is a matter to be resolved solely between the Payee and me (us) when disputing any pre-authorized debit after 90 calendar days in the case of a “personal/household” pre-authorized debit.

I (we) understand and accept this pre-authorized debit plan and wish to enroll therein.

Furthermore, I (we) agree that the personal information I (we) provide through this Authorization will be used for the purposes identified above and may be disclosed to the Payee’s financial institution. The physical file containing my (our) personal information, if any, will be kept at 1255 Roberts Boulevard, Suite 116 Kennesaw, GA 30144. Only the employees, agents and representatives of the Payee who require it in the course of their duties and the Payee’s financial institution will have access to the personal information contained in my (our) file. I (we) understand that I (we) have the right to request access to the file containing my (our) personal information and the correction of inaccurate or obsolete information by contacting the Payee at customersupport@ioucentral.com. I (we) understand that the personal information I (we) provide through this Authorization is governed by the terms of the Payee’s Privacy Policy located at [INSERT LINK TO PRIVACY POLICY], and recognize that I (we) have read, understood and agreed to the terms of the Payee’s Privacy Policy.

PAYEE:

IOU Central Inc.

1255 Roberts Blvd, Suite 116

Kennesaw, GA 30144

IDENTIFICATION OF PAYOR:

Mr./Ms./Mrs.

Last Name, First Name

Address Line 1

Address Line 2

City & Postal Code

Name & Transit No. of Financial Institution

Account No.

Signature(s) (as it/they appear(s) on the account):

Date:

EXHIBIT C

IOU CENTRAL INC.

PRIVACY POLICY

Introduction. IOU Central Inc. (“IOU Central,” “our,” “us” or “we”) takes steps intended to meet privacy principles and requirements under applicable privacy legislation with respect to personal information. Personal information is information about an identifiable individual, as more particularly described under applicable privacy legislation. The purpose of this Privacy Policy is to inform our registered users and other individuals we deal with (“you” or “your”) how we collect, use, disclose and protect personal information. This Privacy Policy does not apply to information about our employees or to information that is not personal information.

Personal Information We Collect. IOU Central and its agents and representatives collect personal information about you from various sources (including, without limitation, from credit reporting agencies, creditors, and businesses and financial institutions with which you have had a financial relationship) and in a number of circumstances in the course of the retail lending services we provide on the IOU Central loan marketplace (the “loan marketplace”). Personal information we collect includes, without limitation:

•	your name, address, e-mail address, Internet Protocol address, telephone number, and other contact information;

•

financial information, such as your bank name and your bank account number, credit bureau reports concerning you, credit reports prepared by personal information agents, and other reports concerning your credit history and experience;

•	other financial or personal information about you, such as your income, your employment, your assets and liabilities, and your financial condition;

•	your social security number;

•	information that we may compile in connection with your activity on the loan marketplace, such as transaction or usage history and statistic log information or community discussions; and

•	such other information we may collect with your consent or as permitted or required by applicable law.

Use of Personal Information. We generally use personal information for the following purposes:

•	to verify your identity in connection with our new user registration process;

•	to manage and administer your account with IOU Central;

•	to facilitate the transactional process between financial institutions and between us and our registered users;

•	if you are a registered borrower, to determine your credit grade, suggested interest rate and maximum loan amount;

•	to prevent fraud, identity theft or illegal activities;

•	to maintain our business records for reasonable periods and to generally manage and administer our business; and

•

to meet legal, regulatory, insurance, audit, processing and security requirements imposed on us, which may include establishing and verifying your identity and checking your identity against money laundering, terrorist financing or similar watch lists established by regulatory agencies or similar bodies in the United States.

We may also use your personal information in other manners with your consent or as permitted or required by applicable law.

Disclosure of Your Personal Information. We may disclose your personal information to our affiliates for internal audit, management, billing or administrative purposes. In addition, we may disclose your personal information in the following circumstances:

Service Providers. We may disclose personal information to outside agents, representatives and service providers (including affiliates of IOU Central acting in this capacity) that perform services on our behalf, such as website systems operators, credit reporting agencies, banks and collection agencies, or otherwise to collect, use, disclose, store or process personal information on our behalf for the purposes described in this Privacy Policy. We take reasonable steps to ensure that personal information we disclose to these outside agents, representatives and service providers is protected and not used or further disclosed for purposes other than as directed by us or as required by applicable law.

Legal, Regulatory, Etc. We may disclose your personal information as necessary to meet applicable legal, regulatory, industry self-regulatory, insurance, audit and security requirements and obligations, including as required by our outside agents, representatives and service providers.

Business Transactions. Personal information may be used by us and disclosed to third parties in connection with certain business transactions, including, without limitation, in connection with a proposed or actual financing of IOU Central or a sale, assignment or other disposal of all or part of our business or assets. In that case, personal information may be disclosed to third parties for the purpose of, among others, evaluating and consummating the proposed transaction, or fulfilling reporting, due diligence, inspection or audit requirements or obligations to those parties. Assignees or successors of IOU Central or any part of our business or assets may use and disclose your personal information for similar purposes as those described in this Privacy Policy.

General. We may otherwise disclose your personal information with your consent or as permitted or required by applicable law.

Disclosure of Certain Credit Data and Registered Borrower Loan Status Information. If you elect to register as a borrower on the loan marketplace and successfully complete our underwriting process, you will be eligible to make a posting on the loan marketplace for a registered borrower loan. Your posting will be displayed publicly on the loan marketplace, although certain information is only viewable by registered lenders. However, your posting will appear under your IOU Central screen name and not your real name, and you are not permitted to use your real name or other personally identifiable information in your posting. In order to protect your privacy, you should choose an IOU Central screen name that does not closely resemble your real name.

Information in your posting that will be displayed publicly on the loan marketplace includes the following:

•	you requested loan amount and loan term;

•	your credit grade;

•	your suggested interest rate and annual percentage rate for the loan;

•	your self-reported intended use of proceeds;

•	your self-reported income;

•	your debt-to-income ratio;

•	your self-reported home ownership status;

•	your self-reported job title and tenure;

•	the number of registered lenders who have placed bids to purchase Borrower Payment Dependent Notes (“Notes”) that are dependent for payment on payments we receive on your registered borrower loan; and

•	total funding that has been committed by registered lenders to purchase Notes that are dependent for payment on payments we receive on your registered borrower loan.

Information in your posting that will be displayed only to registered lenders includes the following credit history information from your credit report that we will obtain from a consumer reporting agency:

•	your earliest credit line;

•	your number of open credit lines;

•	your total number of credit lines;

•	your revolving credit balance;

•	your revolving line utilization;

•	the number of credit inquiries received by the consumer reporting agency within the past three months;

•	the number of reported delinquencies in the past two years;

•	the length of time (in months) since your last reported delinquency;

•	the number of 30, 60 and 90+ days’ past-due delinquencies in the credit file in the last 24 months..

If your registered borrower loan is closed and funded, we will display your registered borrower loan status information for registered lenders who purchased Notes that are dependent for payment on payments we receive on your registered borrower loan. We will notify such registered lenders when you become 15 days delinquent in a loan payment on your registered borrower loan.

The Internet and Our Website. We operate and control the loan marketplace through our website at www.ioucentral.com.

Cookies. We may use “cookie” files to enhance the use of our website and the loan marketplace for our registered users and other users. A “cookie” is a small text file placed on a computer’s hard drive by our web page server in order to recognize that a user has previously visited our website and to apply the configuration preferences that the user has chosen. Other than the information provided by a user, cookie files do not contain information that can be used to identify an individual user. You can disable cookies using your Internet browser’s settings and you should consult your browser’s help function for information on how to disable cookies. Please note that if you disable cookies, certain features of our website may not function properly. We do not require anyone to accept cookies in order to use our website or the loan marketplace.

E-mail Policy. Once you complete new user registration and your IOU Central account is created, we will use your e-mail address to contact you regarding your IOU Central account and transactions you engage in on the loan marketplace. We will also use your e-mail address to contact you for other registered user service and support purposes. In addition, we will use your e-mail address to answer your e-mail and registered user service and support inquiries and requests. In order to provide consistent and high-quality registered user service and support, we may store any correspondence with you in a file specific to you. Furthermore, we will use your e-mail address to provide you with e-mail updates regarding changes to our Privacy Policy and changes or enhancements to the loan marketplace.

No Third-Party Marketers. We do not sell, rent or trade your personal information to third parties or marketing firms for their promotional purposes. We do send communications periodically to inform you of the status of transactions or events related to your IOU Central account and your use of our website and the loan marketplace. Some of these communications are required in connection with transactions you are considering or have concluded through the loan marketplace.

Your Consent. Your consent to the collection, use and disclosure of personal information may be given in various ways. Your consent can be express (e.g., orally, electronically or on a form you may sign describing the intended uses and disclosures of personal information) or implied (e.g., when you provide information necessary for a service or transaction you have requested). In certain circumstances, you may provide your consent where notice has been provided to you regarding our intended use of your personal information and you have not withdrawn your consent for the intended use (e.g., when you do not elect an “opt-out” option). Your consent may also be given by your authorized representative, such as your legal guardian or a person having a power of attorney. Generally, by providing us with your personal information, we will assume that you consent to our collection, use and disclosure of such information for the purposes identified or described in this Privacy Policy, if applicable, or otherwise at the time of collection.

You may withdraw your consent to our collection, use and disclosure of personal information at any time, subject to contractual and legal restrictions and reasonable notice. Please note that if you withdraw your consent to certain uses of your personal information, we may no longer be able to provide certain of our services and you may not be eligible to participate on the loan marketplace as a registered user. In addition, please note that where we have provided (or are providing) services to you, your consent will be valid for so long as necessary to fulfill the purposes described in this Privacy Policy or otherwise at the time of collection, and you may not be permitted to withdraw consent to certain necessary uses and disclosures (e.g., maintaining reasonable business and transaction records and reporting on credit information after credit has been granted, if applicable).

We collect, use and disclose your personal information with your consent, except as permitted or required by applicable law. We may be required or permitted under certain statutes or regulations to collect, use or disclose personal information without your consent, including, without limitation, to comply with a court order, local or federal regulations or a legally permitted inquiry by a government or law enforcement agency, or to collect a debt owed to us, our agents, representatives and service providers, or another registered user.

Security. We take reasonable steps to protect your personal information using physical, electronic or procedural security measures appropriate to the sensitivity of the information in our custody or control, which may include secure web pages, encryption, password intrusion detection systems and firewalls as described below:

Secure Web Pages. All of the pages on our website that ask for your personal information are transferred to your browser through HTTPS, a secure server communications protocol. You can verify this encryption by checking for the key (Netscape) or lock (Internet Explorer) icon on your browser. If your browser’s security feature has been turned on, a pop up box will notify you when you enter a secure page.

Encryption. When you send your personal information to us, it is protected by SSL (Secure Sockets Layer) Technology. SSL does not allow anyone to read your personal information. When you transmit your information to us, SSL encrypts it (translates the data into a string of gibberish characters) and only we can decode the encryption.

Firewall Protection. Your financial information is encrypted and backed up every day. In the unlikely event that our website is “hacked,” your data will remain secure.

Password Protection. To retrieve information about your status as a registered user on the loan marketplace and your transactions, you are required to enter both a password and your user name.

These safeguards are used to protect against loss or theft, as well as unauthorized access, disclosure, copying, use or modification of your personal information. In addition to the security features we have implemented in our systems, the security of your personal information relies on you safeguarding your password. Accordingly, you may not share your password with anyone.

Our authorized employees, agents and parties to a contract of work or services with us who require access to your personal information in order to fulfil their job requirements or contracts will have access to your personal information.

Access, Correction and Contacting Us. You can access and review the personal information you submit to us at any time through your IOU Central account. To make changes to your personal profile information, log in to your IOU Central account using your user name and password. Click on “My Info” in the “My Profile” section and make changes to your profile as necessary.

We may establish and maintain a file of your personal information for the purposes described in this Privacy Policy, which will be accessible by you at our operational offices at 1255 Roberts Boulevard, Suite 116 Kennesaw, GA 30144. You may request access to your file or correction of any inaccuracies in your personal information in our possession, or held by the personal information agent who prepared a credit report on you. Your right to access or correct your personal information is subject to applicable legal restrictions. If you wish to request access or correction of your file, or to make inquiries or complaints or have other concerns about our personal information practices, you may e-mail us at customersupport@ioucentral.com or write to us at the above address, Attention: Privacy Department.

Note Regarding Children Under 18. Users of our website and loan marketplace must be U.S. residents that are 18 years of age or older. Additional requirements apply to registered users.

Helpful Tips on Protecting Your Personal Information. Set forth below are several tips intended to help you protect your personal information:

IOU Central Screen Name. Your IOU Central screen name is what users of our website and loan marketplace use to identify you. In order to protect your privacy, you should choose a screen name that does not closely resemble your real name.

Password Protection. It is a good practice to select a password for your IOU Central account that is a unique combination of letters, numbers and symbols. Your password should not be predictable or easy to guess. A good practice is to change your password periodically, such as every 90 days.

Discussion Forums. If you use the Discussion Forums on our website, you should be aware that any personally identifiable information you submit on a Discussion Forum can be read, collected, or used by other users of the Discussion Forum, and could be used to send you unsolicited messages. We do not monitor or mask personally identifiable information that may appear on the Discussion Forums, so if you choose to put personal information on a Discussion Forum you do so at your own risk.

Identity Theft. If you think your identity has been stolen, contact all three credit-reporting agencies listed below to put a fraud alert on your credit report:

•	TransUnion (www.transunion.com)

Phone:	1-800-680-7289

E-mail:	fvad@transunion.com

Mail:	TransUnion
P.O. Box 6790
Fullerton, CA 92834

•	Equifax (www.equifax.com)

Phone:	1-888-766-0008

Mail:	Equifax Credit Information Services, Inc
P.O. Box 740241
Atlanta, GA 30374

•	Experian (www.experian.com)

Phone:	1-888-397-3742

After you contact all three credit-reporting agencies, you should check your credit report again in 30 to 60 days for any new signs of identity theft or records that still need to be removed. You should also file a police report with your local enforcement agency. A police report is helpful when dealing with creditors as you challenge inquiries to your credit report or accounts opened fraudulently in your name. You should also keep records of all actions you have taken and letters you have written regarding your identity theft.

Privacy Policy Changes. We reserve the right to modify this Privacy Policy at any time and from time to time, so please review it frequently. If we decide to change any of our privacy policies, we will post those changes to this Privacy Policy, our website home page, and other places we deem appropriate so that you are aware of what information we collect, how we use it, and under what circumstances, if any, we disclose it. If we make material changes to this Privacy Policy, we will notify you by e-mail or by means of a notice on our website site home page. Your continued provision of personal information or use of our website or the loan marketplace following any change to this Privacy Policy constitutes your acceptance of any such change.

For additional information, or if you have any questions regarding this Privacy Policy or the privacy practices of IOU Central, please submit your questions or comments via e-mail to customersupport@ioucentral.com. You can also send written questions or comments to us at 1255 Roberts Boulevard, Suite 116, Kennesaw, GA 30144, Attention: Privacy Department.

TRUSTe Web Privacy Seal Program. We are a licensee of the TRUSTe Web Privacy Seal Program. TRUSTe is an independent, non-profit organization whose mission is to build user’s trust and confidence in the Internet by promoting the use of fair information practices. This Privacy Policy covers our website at www.ioucentral.com. Because we want to demonstrate our commitment to your privacy, we have agreed to disclose our information practices and have our privacy practices reviewed for compliance by TRUSTe.

If you have questions or concerns regarding this Privacy Policy, you should first contact us via e-mail at customersupport@ioucentral.com or write to us at the mailing address shown above. If you do not receive acknowledgement of your inquiry or your inquiry has not been satisfactorily addressed, you should contact TRUSTe through the TRUSTe Watchdog Dispute Resolution Process at http://www.truste.org/consumers/watchdog_complaint.php. TRUSTe will then serve as a liaison with us to resolve your concerns.

EXHIBIT D

IOU CENTRAL INC.

CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES

Introduction. To the extent permitted by applicable law, IOU Central Inc. (“IOU Central,” “we” or “us”) will provide all disclosures and notices to you in electronic form, including, without limitation, the credit-related disclosures required by the Truth in Lending Act, any notices (e.g., adverse action and privacy policy notices) required by the Fair Credit Reporting Act and the Equal Credit Opportunity Act, and the Gramm-Leach-Bliley Act, and their implementing regulations. For purposes of this Consent to Electronic Records (this “Consent”), these disclosures and notices are referred to as “Records.” This Consent informs you of your rights when Records will be provided to you electronically. By consenting below, you acknowledge receipt of this Consent and agree to sign and receive Records electronically.

Hardware and Software Requirements. The Records will be provided to you either on the IOU Central website at http://www.ioucentral.com, in an email message, or as an attachment to an email message sent to the email address you provide as part of your new user registration. To access the Records, you will need Adobe Acrobat Reader version 7 or higher, and a personal computer or other access device which is capable of accessing the Internet. To retain the Records, your access device must have the ability to either download the Records to your computer’s hard drive or print the Records.

Right to Withdraw Consent and Procedures for Withdrawal. You may withdraw your consent to receive the Records electronically at any time, or update your contact information at any time, by emailing customersupport@ioucentral.com, or writing to IOU Central Inc., 1255 Roberts Boulevard, Suite 116, Kennesaw, GA 30144, Attention: Operations Department, and withdrawing your consent or providing your updated contact information.

Consent Applies to Credit Transactions. Your Consent will apply to any credit transaction you request with IOU Central which may give rise to the obligation to provide the Records.

Right to Paper Records and Copies of Records. You have the right to have the Records provided to you in paper form, rather than electronic form. If you wish to obtain the Records in paper form, please contact us by emailing customersupport@ioucentral.com, or writing to IOU Central Inc., 1255 Roberts Boulevard, Suite 116, Kennesaw, GA 30144, Attention: Operations Department. In such a case, we will provide a paper copy of the Records to you at no charge.

☐ I AGREE. BY CHECKING THIS BOX, I AGREE TO SIGN AND RECEIVE RECORDS ELECTRONICALLY AND CONFIRM THAT I WILL DOWNLOAD OR PRINT THE RECORDS RECEIVED FOR MY FILES. (Your new user registration cannot be completed if you do not agree).

D-1